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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated January 24, 1996 included in UnionBanCal Corporation's Form 10-K for the year ended December 31, 1996. It should be noted that we have not audited any financial statements of UnionBanCal Corporation subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                       /s/ Arthur Andersen LLP

                                       ARTHUR ANDERSEN LLP


Los Angeles, California
May 28, 1997